Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 149 to the Registration Statement on Form N–1A of Fidelity Advisor Series VIII: Fidelity Advisor Global Equity Income Fund and Fidelity Advisor Value Leaders Fund of our report dated December 13, 2021; Fidelity Advisor Diversified International Fund and Fidelity Advisor Global Capital Appreciation Fund of our report dated December 14, 2021; Fidelity Advisor Emerging Asia Fund and Fidelity Advisor Overseas Fund of our report dated December 15, 2021, relating to the financial statements and financial highlights included in the October 31, 2021 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
December 21, 2021